SECOND AMENDMENT TO CONSULTING AGREEMENT

This **Second Amendment to CONSULTING AGREEMENT** (this "Amendment") is made and entered into on July 3, 2019, to be effective July 1st, 2019 between Regal Consulting, a limited liability company organized under the laws of the State of Delaware (the "Consultant"), and Camber Energy, Inc. a corporation organized under the laws of the State of Nevada ("Client").

WHEREAS, the CLIENT and Consultant are parties to a **consulting agreement** effective as of November 15th, 2018 (as amended to date, the "Agreement"). Under the Agreement, the Consultant agreed to provide services to the Client which included the release of two news commentaries per month.

WHEREAS, the CLIENT and Consultant are parties to a First Amendment to Consulting Agreement on January 31, 2019 (the "First Amendment").

WHEREAS, the CLIENT and Consultant now desire to make certain modifications and amendments to the Agreement provided herein in this second amendment (the "second Amendment"); and

NOW, THEREFORE, in consideration of the mutual provisions, covenants and undertakings set forth in this Amendment and in the Agreement, and other good and valuable consideration which is hereby acknowledged, the parties to this Amendment agree as follows:

Section 3 of the First Amendment shall be amended and restated to read:

"3. Term of the Agreement will be extended until October 1, 2019 (the "Term")."

This Second Amendment contains all revised terms and conditions agreed upon by the parties. All terms and conditions in the Agreement and the First Amendment not amended herein remain in full force and effect.

IN WITNESS WHEREOF, this Second Amendment is executed effective as of the date first set forth above.

CONSULTANT: Regal Consulting

Signature:
Name: **Parker Mitchell**

Date:

Company & Position: Regal Consulting, LLC

CLIENT: Camber Energy, Inc.

Signature:
Name: **Louis Schott**

Date:

Company & Position: Camber Energy, Inc. & Interim CEO